Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

December 28, 2007

To:	Perfectenergy International Limited (f/k/a Crestview Development Corporation)

As independent registered certified public accountants, we hereby consent to the incorporation by reference or as an exhibit in any Registration Statement or periodic reporting on EDGAR, such as, but not limited to, Form 10-KSB, of the aforementioned report and to the use of our name as it appears below under the caption of “Experts” in any such Registration Statement or periodic reporting form.

JEWETT, SCHWARTZ, WOLFE
& ASSOCIATES

/s/ Lawrence H. Wolfe
For the Firm